EXHIBIT 4.1

Number                                                                    Shares





               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                           ACI ASSET MANAGEMENT, INC.
                      AUTHORIZED TO ISSUE 75,000,000 SHARES

70,000,000 COMMON SHARES                              5,000,000 PREFERRED SHARES
PAR VALUE $0.01 EACH                                        PAR VALUE $0.01 EACH


This Certifies that                                              is the owner of

                                            fully paid and non-assessable Shares

               of the Common Shares of ACI ASSET MANAGEMENT, INC.
     transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation
                   this                      day of                   A.D.





SECRETARY                                                          PRESIDENT